EXHIBIT 21

JOHNSON OUTDOORS INC. AND SUBSIDIARIES

The following lists the principal direct and indirect subsidiaries of Johnson Outdoors Inc. as of September 27, 2002. Inactive subsidiaries are not presented.

                                                              Jurisdiction in
Name of Subsidiary (1)(2)                                     which Incorporated
-------------------------                                     ------------------
Johnson Outdoors Canada Inc.                                  Canada
   Plastiques L.P.A. Limitee                                  Canada
Old Town Canoe Company                                        Delaware
   Leisure Life Limited                                       Michigan
   Extrasport, Inc.                                           Florida
Scubapro Scandinavia AB                                       Sweden
Under Sea Industries, Inc.                                    Delaware
   JWA Holding B.V.                                           Netherlands
     Johnson Beteiligungsgesellschaft GmbH                    Germany
       Johnson Outdoors V GmbH                                Germany
       Scubapro Taucherauser GmbH                             Germany
       Uwatec AG                                              Switzerland
         Uwatec USA, Inc.                                     Maine
         Scubapro Asia Pacific Ltd. (3)                       Hong Kong
         Uwatec Batam                                         Indonesia
         Uwaplast AG                                          Switzerland
     Scubapro Asia, Ltd.                                      Japan
     Scubapro Espana, S.A.(4)                                 Spain
     Scubapro Eu AG                                           Switzerland
     Scubapro Europe Benelux, S.A.                            Belgium
         Johnson Outdoors France                              France
            Scuba/Uwatec S.A.                                 France
     Scubapro Europe S.r.l.                                   Italy
         Scubapro Italy S.r.l.                                Italy
     Scubapro (UK) Ltd.(5)                                    United Kingdom
     Scubapro-Uwatec Australia Pty. Ltd.                      Australia
     Johnson Outdoors Watercraft UK                           United Kingdom
Johnson Outdoors Watercraft Ltd.                              New Zealand

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(1)  Unless otherwise indicated in brackets, each company does business only under its legal name.
(2) Unless otherwise indicated by footnote, each company is a wholly-owned subsidiary of Johnson Outdoors Inc. (through direct or indirect ownership).
(3)  Percentage of stock owned is 60%.
(4)  Percentage of stock owned is 98%.
(5)  Percentage of stock owned is 99%.